U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)................................................. December 5, 2006

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32636 (Commission file number)	88-0224817 (I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Director

On December 5, 2006, the Board of the Directors of SulphCo, Inc. (the “Company”) appointed Lawrence G. Schafran to its Board of Directors to serve until the next Annual Meeting of Shareholders, filling a vacancy on the Board created by the resignation of Raad Alkadiri in September 2006. The appointment increases the total number of directors to six. Mr. Schafran will serve on the Company’s Audit Committee, filling a vacancy created by the resignation of Hannes Farnleitner from the Audit Committee in November 2006. Mr. Schafran has extensive experience in the financial markets, corporate governance and is a member of the Board of Directors of several other publicly-traded companies.

Mr. Schafran is entitled to receive the standard board compensation of 50,000 shares of restricted SulphCo Common Stock in consideration of agreeing to join the Board of Directors.

On December 11, 2006, the Registrant issued a press release announcing that the appointment of Mr. Schafran to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1    Press Release dated December 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC.
(Registrant)

Date: December 11, 2006	/s/ Loren J. Kalmen
Loren J. Kalmen
Chief Financial Officer

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